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                                                                EXHIBIT 10.13

                            EXECUTIVE INCENTIVE PLAN
                           EFFECTIVE OCTOBER 27, 1997


OVERVIEW

The Executive Incentive Plan ("Plan") supplements possible annual financial incentives provided under the Shareholder Value Improvement Plan - A for eligible members of Detroit Edison Company's ("Company") senior management. It rewards such employees for the accomplishment of financial and strategic objectives that improve DTE Energy Company's ("DTE") operating results and positions DTE for long term profitability. Recipients of Plan awards may, under specified conditions, defer the payment of awards.

The Plan measures calendar year performance. The current year's targets, measures and weights will be communicated annually following approval.

ADMINISTRATION

The Organization and Compensation Committee ("Committee") of the Detroit Edison Board of Directors ("Board of Directors") is Plan Administrator with responsibility for the administration of the Plan. The Committee has the authority to interpret the provisions of the Plan and prescribe any regulations relating to its administration. The decisions of the Committee with respect to the administration of the Plan made prior to the occurrence of a Change in Control, as defined herein, shall be conclusive.

The Committee, on an annual basis, will review and, if appropriate, recommend to the Board of Directors for approval, the specific criteria for eligibility, the type and timing of awards and the manner of payment of awards (current and/or deferred), the performance measures and related weights to be used in computing award amounts and amounts in the Performance Fund, as defined herein, and the performance levels for each performance measure. The Board of Directors reserves the right to amend, suspend or terminate the Plan at any time (See "Awards"); provided, however, that on or after the occurrence of a Change in Control, as defined herein, no amendment, suspension or termination of the Plan may be made that adversely affects the rights of any person without his or her prior written consent.

Current awards calculated under the terms of the Plan are not payable until such time as the Board of Directors' approval has been granted; provided, however, that notwithstanding the foregoing or any other provision of the Plan, after a Change in Control, as defined herein, such approval is not required with respect to awards thereafter payable in respect of any Plan year ending prior to the occurrence of the Change in Control. The Board of Directors reserves the right to reduce or cancel any awards that might otherwise be made if, in its sole discretion, it determines that the performance achieved is not indicative of an improvement in DTE's overall performance. If such a determination is made, the Plan may be canceled or substantially modified with the result of terminating or decreasing any awards that might otherwise be made hereunder. Notwithstanding the foregoing or any other provision of the Plan, no award in respect of a Plan year ending prior to the occurrence of a Change in Control, as defined herein, may be reduced or canceled, nor may the Plan be so canceled or substantially modified, following the occurrence of a Change in Control.

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The Treasurer will be responsible for making award payments, for establishing and maintaining the deferred accounts for award recipients, and for maintaining all necessary records regarding the valuation and payment of awards.

The Vice President-Human Resources will assist the Committee in the development, administration and communication of the Plan.

ELIGIBILITY

Any person who is elected to the position of Vice President and above at Detroit Edison (i.e., senior management) and who holds and actively performs in one or more such eligible positions for a total of at least seven months during the Plan year will become eligible to participate in the Plan. "Hold and actively perform" excludes all temporary assignments. Any key employee of Detroit Edison may be designated by the Committee to become a participant in the Plan. Participants' performance must be considered at least satisfactory or equivalent for the applicable calendar year to be eligible to receive an award under the Plan.

Employees of the Company are not eligible to participate in the Plan if they are eligible to participate in any other Company incentive program other than the Long Term Incentive Plan and the Shareholder Value Improvement Plan - A.

Exceptions to the eligibility criteria may be authorized by the Board of Directors.

Participation in the Plan does not guarantee continued employment with the Company.

PLAN YEAR

The Plan year will be a calendar year.

AWARD OPPORTUNITY

Awards, if any, will be payable from a fund ("Performance Fund") established by multiplying the base salary (including applicable amounts deferred under Company-sponsored benefit plans) of each otherwise eligible participant as of the last day of the payroll year by a target percent of salary by position and then by a percent based upon the achievement of specific performance measures and combining such individual amounts into one collective fund.

PERFORMANCE MEASURES, LEVELS AND WEIGHTS

The target percentages, measures of performance and weights applicable to each Plan year will be communicated annually to all eligible employees.

AWARDS

Award amounts will be payable from the Performance Fund and will be granted, in the sole discretion of the Board of Directors, to otherwise eligible participants, in such amounts, if any, as are determined to be appropriate by the Board of Directors.

Awards under the Plan are not considered basic compensation for purposes of the Company's qualified and non-qualified savings plans, the Company's qualified and non-qualified retirement plans, insurance

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or any other Company-sponsored qualified or non-qualified employee benefit programs.

AWARD PAYMENT

No awards will be paid under this Plan if no awards are paid under the Shareholder Value Improvement Plan - A regardless of whether other terms and conditions are met.

Annual awards, if any, will be paid as soon as practicable following approval by the Board of Directors unless deferred as permitted herein.

Eligible participants will be permitted to defer the payment of 50% to 100% of an approved award that is payable prior to the occurrence of a Change in Control, as defined herein, for a period of from one to five years ("Deferred Awards"). A Deferred Award Account will be established for each award recipient with a timely Deferral Notice on file with the Company. For the calendar year during which this Plan is adopted, deferrals must be irrevocably submitted within 30 calendar days of the date of adoption. Thereafter, deferrals must be irrevocably submitted prior to the commencement of the Plan year during which the services giving rise to the award will be performed on a form ("Deferral Notice") to be furnished by the Company. For example, a Deferral Notice for an award to be based on 1998 performance must be filed with the Company by the end of 1997. Once filed with the Company, the Deferral Notice may not be changed or revoked.

DEFERRED AWARD ACCOUNTS

Deferred Award Accounts will be established for each recipient with a timely Deferral Notice on file as soon as practicable following the Board of Directors' approval of an award. Amounts in Deferred Award accounts will be deemed to earn interest at a rate calculated on the last business day of each month (commencing with the first month following the deferral of an award) with reference to the Five-Year United States Treasury Bond rate, as reported in a nationally-recognized financial service.

Deferred Awards, including deemed earnings thereon, will be payable as soon as practicable in the calendar year selected by an award recipient in the Deferral Notice. In the event that a participant with a Deferred Account dies, retires or terminates employment with the Company and its Affiliates prior to the time established for payment in the Deferral Notice, such participant's Deferred Account, plus earnings thereon, shall be paid to such participant or participant's designated beneficiary as soon as possible thereafter. For purposes of the Plan, the term "Affiliate" shall mean any parent of the Company or any entity in which the Company or any parent of the Company directly or indirectly beneficially owns more than 50% of the voting securities.

The Committee may, in its discretion, terminate any Deferral and immediately pay out such award in cash.

FORFEITURE

Otherwise eligible participants who are discharged or resign from the Company and its Affiliates prior to the end of the Plan Year (December 31) will forfeit an annual award unless the termination is the result of disability (where disability is defined as being eligible to receive a benefit under a long-term disability plan of the Company or an Affiliate), death or retirement (where retirement is defined as a resignation at age 55 or older and with at least 10 years of service with the Company and its Affiliates or at age 65 or older).

Deferred Accounts are not subject to forfeiture.

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FUNDING STATUS

Benefits under the Plan, including any Deferred Accounts, are payable solely from the general assets of the Company and shall remain unfunded and unsecured (under federal income tax laws and Title I of the Employee Retirement Income Security Act of 1974, as amended) during the entire period of the Plan's existence. The participant, the participant's spouse or beneficiary are merely general creditors of the Company and the obligations of the Company hereunder are purely contractual and shall not be funded or secured in any way. Nothing herein, however, shall preclude the Company from segregating assets which are intended to be a source of payment of benefits under the Plan.

NON-ALIENABILITY AND NON-TRANSFERABILITY

The right of a participant and participant's spouse or beneficiary to payment of any benefit or deferred compensation hereunder shall not be alienated, assigned, transferred, pledged or encumbered and shall not be subject to execution, attachment or similar process. No participant may borrow against the deferred account established for his or her benefit hereunder. No account shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any employee. Any attempted assignment, pledge, levy or similar process shall be null and void and without effect.

BENEFICIARY DESIGNATION

Each eligible participant may name any beneficiary to whom awards under the Plan are to be paid in case of the eligible participant's death. Each designation will revoke all prior designations by the eligible participant and shall be on a form prescribed by the Plan Administrator and will be effective only when filed by the eligible participant with the Treasurer. In the absence of any such designation, awards due shall be paid to the participant's (1) life insurance beneficiary designated by the participant with respect to life insurance maintained by the Company for the benefit of the participant, or, in the absence of a designated life insurance beneficiary, (2) to the participant's estate.

GOVERNING LAW

The Plan shall be governed by the laws of the State of Michigan and, to the extent that may be applicable, the Federal laws of the United States.

CHANGE IN CONTROL

A change in control ("Change in Control") for purposes of the Plan shall have occurred if at any time on or after October 1, 1997 any of the following events shall occur:

        (1) DTE is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 55% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors (the "Voting Stock") of DTE immediately prior to such transaction;

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        (2)       DTE sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer, less 55% of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate (directly or through ownership of Voting Stock of DTE or a Subsidiary (as hereinafter defined)) by the holders of Voting Stock of DTE immediately prior to such sale or transfer;

        (3) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                  Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of DTE;

        (4) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of DTE cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this paragraph (4) each director who is first elected, or first nominated for election, by DTE's stockholders, by a vote of at least two-thirds of the directors of DTE (or a committee thereof) then still in office who were directors of DTE at the beginning of any such period will be deemed to have been a director of DTE at the beginning of such period; or

        (5) The approval of the shareholders of DTE of a complete liquidation or dissolution of DTE.

                  Notwithstanding the foregoing provisions of paragraph (3) above, unless otherwise determined in a specific case by majority vote of the Board of Directors of DTE, a "Change in Control" shall not be deemed to have occurred for purposes of paragraph (3) solely because (i) DTE, (ii) an entity in which DTE directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (a "Subsidiary"), or (iii) any DTE-sponsored employee stock ownership plan or any other employee benefit plan of DTE or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise.

In the event a Change in Control occurs during a Plan year, then, notwithstanding anything to the contrary in the foregoing provisions of the Plan, including but not limited to the Section entitled "Administration", no payments of Awards shall be made under the foregoing provisions of the Plan for such Plan year, but instead,

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        (a)       each Vice President and above at Detroit Edison during the
                  Plan year employed by the Company or an Affiliate immediately prior to the date on which the Change in Control occurs,

        (b) and each Vice President and above at Detroit Edison who had terminated employment with the Company and its Affiliates during the Plan year by reason of retirement or disability (as such terms are defined above under "Forfeiture") or death prior to the occurrence of the Change in Control but after having held and actively performed in one or more such positions for a total of at least seven months during the Plan year, shall have a right (or, in the case of the person's death, his or her beneficiary shall have the right) to an immediate cash payment of an amount determined by multiplying (i) the individual's actual base salary (including applicable amounts deferred under Company-sponsored benefit plans) earned during the Plan year while a Vice President and above at Detroit Edison prior to the occurrence of the Change in Control or earlier termination by retirement, disability or death, by (ii) the individual's applicable target percent of salary by position for the Plan year based on the assumption that established performance targets were met. Such payments shall be made within 30 days after the date on which the Change in Control occurs without the necessity of approval of the Board of Directors.

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